Exhibit 99.2

FINAL FOR RELEASE

CHARLES RIVER ASSOCIATES (CRA)

FIRST QUARTER FISCAL YEAR 2016

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Chad Holmes in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held April 28, 2016 at 10:00 a.m. ET. These prepared remarks will not be read on the call.

Q1 2016 Summary (Quarter ended April 2, 2016)

•                  Non-GAAP Revenue: $80.2 million

•                  Non-GAAP Net Income: $2.7 million, or $0.30 per diluted share

•                  Non-GAAP Operating Margin: 5.9%

•                  Non-GAAP Effective Tax Rate: 42.3%

•                  Utilization: 75%

•                  Cash and Cash Equivalents: $22.6 million at April 2, 2016

•                  Non-GAAP Adjusted EBITDA: $12.7 million, or 15.8% of non-GAAP revenue

•                  Consultant Headcount at April 2, 2016: 499 (which consisted of 118 officers, 261 other senior staff and 120 junior staff, compared with 122 officers, 267 other senior staff and 122 junior staff for a total of 511 as of January 2, 2016)

Revenue

We reported GAAP revenue of $80.9 million for Q1 of fiscal 2016, compared with GAAP revenue of $78.0 million for Q1 of fiscal 2015. GAAP revenue for Q1 of fiscal 2016 included $0.7 million from our NeuCo subsidiary. GAAP revenue for Q1 of fiscal 2015 included $0.9 million from NeuCo.  Excluding NeuCo revenue from both periods, non-GAAP revenue was $80.2 million for Q1 of fiscal 2016, compared with non-GAAP revenue of $77.2 million for Q1 of fiscal 2015.

Utilization

Utilization on a firm-wide basis in Q1 of fiscal 2016 was 75%. This compares with 78% in Q1 of fiscal 2015 and 68% in Q4 of fiscal 2015.

Gross Margin

GAAP gross margin in Q1 of fiscal 2016 was 31.4%, compared with 31.0% in Q1 of fiscal 2015. Non-GAAP gross margin for Q1 of fiscal 2016 was 31.2%, compared with 31.8% in Q1 of fiscal 2015. Client reimbursable expenses, on a non-GAAP basis, were 10.0% of revenue in Q1 of fiscal 2016, compared with 11.4% in Q1 of fiscal 2015.

SG&A Expenses

For Q1 of fiscal 2016, GAAP SG&A expenses were $19.2 million, or 23.8% of revenue, compared with GAAP SG&A expenses of $18.1 million, or 23.2% of revenue, in Q1 of fiscal 2015.

Non-GAAP SG&A expenses, excluding NeuCo, were $18.4 million, or 22.9% of revenue, in Q1 of fiscal 2016, compared with $17.3 million, or 22.4% of revenue, in Q1 of fiscal 2015.

Commissions to non-employee experts are included in SG&A. Those commissions represented approximately 4.0% of non-GAAP revenue in Q1 of fiscal 2016, compared with approximately 3.4% of non-GAAP revenue in Q1 of fiscal 2015. Excluding these commissions, non-GAAP SG&A expenses were 19.0% of non-GAAP revenue in Q1 of fiscal 2016 and 19.0% of non-GAAP revenue in Q1 of fiscal 2015.

Depreciation & Amortization

On a GAAP and non-GAAP basis, depreciation and amortization expense was $1.8 million for Q1 of fiscal 2016, compared with $1.7 million for Q1 of fiscal 2015.

Share-Based Compensation Expense

On a GAAP and non-GAAP basis, share-based compensation expense was approximately $1.6 million for Q1 of fiscal 2016, compared with $1.6 million for Q1 of fiscal 2015.

Operating Income

On a GAAP basis, operating income was $4.3 million, or 5.3% of revenue, in Q1 of fiscal 2016, compared with operating income of $4.5 million, or 5.7% of revenue, in Q1 of fiscal 2015. Non-GAAP operating income was $4.7 million, or 5.9% of non-GAAP revenue, for Q1 of fiscal 2016, compared with $5.6 million, or 7.2% of non-GAAP revenue, for Q1 of fiscal 2015.

Interest and Other (Expense) Income, net

In Q1 of fiscal 2016, interest and other expense was $141,000 on a GAAP basis and $134,000 on a non-GAAP basis. This compares with interest and other income of $155,000 on a GAAP and $443,000 on a non-GAAP basis for Q1 of fiscal 2015.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q1		Q1
	2016	2015	2016	2015
Tax Provision	$1,946	$1,732	$1,946	$1,684
Effective Tax Rate	46.5%	37.4%	42.3%	32.7%

Net Income

GAAP net income for Q1 of fiscal 2016 was $2.4 million, or $0.27 per diluted share, compared with GAAP net income of $2.8 million, or $0.30 per diluted share, for Q1 of fiscal 2015. Non-GAAP net income for Q1 of fiscal 2016 was $2.7 million, or $0.30 per diluted share, compared with $3.5 million, or $0.37 per diluted share, for Q1 of fiscal 2015.

Adjusted EBITDA

On a GAAP basis, Adjusted EBITDA for Q1 of fiscal 2016 was $12.3 million, or 15.2% of revenue, compared with $11.3 million, or 14.5% of revenue, for Q1 of fiscal 2015.  Adjusted EBITDA on a non-GAAP basis for Q1 of fiscal 2016 was $12.7 million, or 15.8% of non-GAAP revenue, compared with $12.4 million, or 16.1% of non-GAAP revenue, for Q1 of fiscal 2015. See the exhibit to our press release and the information provided below under the heading “Non-GAAP Financial Measures” for more details and the calculation of Adjusted EBITDA.

Constant Currency Basis

On a constant currency basis relative to Q1 of fiscal 2015, Q1 of fiscal 2016 non-GAAP revenue would have increased by approximately $1.0 million to approximately $81.2 million; non-GAAP Adjusted EBITDA would have increased by approximately $0.3 million to $13.0 million, or 16.1% of revenue; and non-GAAP net income would have increased by approximately $0.2 million to $2.9 million, or by approximately $0.02 per diluted share to $0.32 per diluted share. A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.

Key Balance Sheet Metrics

Billed and unbilled receivables at April 2, 2016 were $88.8 million, compared with $86.4 million at January 2, 2016. Current liabilities at April 2, 2016 were $65.8 million, compared with $86.5 million at January 2, 2016.

Total DSO in Q1 of fiscal 2016 was 98 days, consisting of 59 days of billed and 39 days of unbilled. This compares with 105 days we reported in Q4 of fiscal 2015, consisting of 73 days of billed and 32 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents were $22.6 million at April 2, 2016, compared with $38.1 million at January 2, 2016.

Capital expenditures totaled approximately $5.1 million in Q1 of fiscal 2016, compared with $2.4 million in Q1 of fiscal 2015.

During Q1 of fiscal 2016, we launched and closed a modified “Dutch Auction” tender offer.  A total of 1,164 of shares of common stock were tendered for an aggregate purchase price of approximately $23,000.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP financial information. The Company believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. The Company believes that presenting its financial results excluding the items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, is important to investors and management because it is more indicative of the Company’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the first quarter of fiscal 2016, the Company has excluded NeuCo’s results. For the first quarter of fiscal 2015, the Company has excluded NeuCo’s results and a non-cash charge relating to an increased liability for a future contingent consideration payment relating to a prior acquisition. Also, in calculating “Adjusted EBITDA” from income (loss) from operations for these fiscal periods, the

Company has excluded the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, the Company also believes that fluctuations in foreign currency exchange rates can significantly affect its financial results and provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. The Company calculates constant currency amounts relative to a prior period, which also constitute non-GAAP financial information, by converting its current period local currency financial results using the prior period exchange rates. The Company has presented in these remarks its non-GAAP revenue, net income, earnings per diluted share and Adjusted EBITDA for the first quarter of fiscal 2016 on a constant currency basis relative to the first quarter of fiscal 2015.